Exhibit 99.1

AMENDMENT TO VARIABLE RATE SECURED CONVERTIBLE DEBENTURE

        AMENDMENT, made as of this 30th day of June, 2006 by and between Silverstar Holdings, Ltd., Bermuda corporation (the “Company”) and DKR Soundshore Oasis Holding Fund Ltd. (the “Holder”) (the “Amendment”). Defined terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement dated October 21, 2005, by and among the Company and the Holder (the “Purchase Agreement”).

        WHEREAS, pursuant to the Purchase Agreement, the Company issued the Holder a Variable Rate Secured Convertible Debenture in the original principal amount of $5,000,000 on October 31, 2005 (the “Debenture”);

        WHEREAS, the parties hereto desire to amend the Debenture pursuant to the terms hereunder;

        NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:

    1.        The definition of “Monthly Redemption Date” in Section 1 of the Debenture is hereby deleted and replaced in its entirety with the following:

““Monthly Redemption Date” means the 1st of each month, commencing February 1, 2007 and ending upon the full redemption of this Debenture.”

    2.        The definition of “Monthly Redemption Amount” in Section 1 of the Debenture is hereby deleted and replaced in its entirety with the following:

        ““Monthly Redemption Amount” shall mean, as to a Monthly Redemption, $180,000.”

    3.        On the third Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby, which shall include this Amendment as an attachment thereto.

    4.        Except as specifically modified herein, all of the terms, provisions and conditions of the Debenture and all other Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Amendment and shall continue as provided in the Transaction Documents and shall not be in any way changed, modified or superseded by the terms set forth herein. This Amendment shall not constitute a novation or satisfaction and accord of any Transaction Document.

    5.        Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

    6.        All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

    7.        This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Amendment shall be for the sole benefit of the parties to this Amendment and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

    8.        This Amendment may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

    9.        This Amendment constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

    10.        The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

    11.        No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

    12.        Each of the parties hereto acknowledges that this Amendment has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SSTR DEBENTURE AMENDMENT]

        IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

SILVERSTAR HOLDINGS, LTD. By: /s/ Clive Kabatznik Name: Clive Kabatznik Title: CEO DKR SOUNDSHORE OASIS HOLDING FUND LTD. By: /s/ Barbara Burger Name: Barbara Burger Title: Director

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